Filed Pursuant to Rule 424(b)(3)

Registration No. 333-105040

PROSPECTUS SUPPLEMENT 6/03/05

Page 49, left column, third category in the table should read as follows:

Alaska, Arizona, Arkansas, California, Indiana, Massachusetts, Michigan, Missouri, Nebraska, Oregon, and South Carolina

Page 49, left column, last category in the table should read as follows:

Kansas and Ohio

Page C-2, left column, first category in the table should read as follows:

Alaska, Arizona, Arkansas, California, Indiana, Massachusetts, Michigan, Missouri, Nebraska, Oregon, and South Carolina

Page C-2, left column, last category in the table should read as follows:

Kansas and Ohio